Exhibit 10.14(b)

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (“Second Amendment”) is made and entered into on this 29th day of January, 2015, by and between 1300 E. ANDERSON LANE, LTD., as “LESSOR”, and ON-X LIFE TECHNOLOGIES, INC., as “LESSEE”.

RECITALS

A. LESSOR and LESSEE are parties to that certain Lease Agreement (“Original Lease”) dated March 2, 2009, for the lease of certain leased premises described as Building B (“Building B”) in the 1300 East Anderson Lane Business Park (“Project”), located at 1300 East Anderson Lane, Austin, Travis County, Texas (the “Land”). Building B contains approximately                square feet of space.

B. The Original Lease was amended by First Amendment to Lease Agreement dated November 15, 2012 (“First Amendment”), wherein LESSOR leased to LESSEE approximately                     square feet, known as                 on                of Building C, located at the Project (the “Building C Expansion Premises”). The Original Lease, as amended by the First Amendment, and as further amended by this Second Amendment is hereinafter referred to as the “Lease”.

C. LESSOR and LESSEE desire to further amend the Lease to provide that LESSOR shall lease to LESSEE, and LESSEE agrees to lease from LESSOR, Building A located at the Project.

AGREEMENT

NOW THEREFORE, for and in consideration of the foregoing Recitals and the mutual covenants, agreements and benefits to be derived by the parties as set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, LESSOR and LESSEE agree to amend the Lease as follows:

1.	Unless otherwise defined herein, all capitalized terms contained in this Second Amendment shall have the same meanings ascribed to such terms in the Lease.

2.	LESSOR agrees to lease to LESSEE, and LESSEE agrees to lease from LESSOR, Building A (“Building A”) located at the Project (labeled as of the Original Lease) and the parking spaces associated with Building A shown on Exhibit A to the Original Lease (the “Building A Parking Spaces”). The patties agree that for purposes of this Second Amendment and the Lease, Building A contains square feet of space (“Building A Premises). From and after the Building A Premises Commencement Date, the “Premises,” as such term is used in the Lease, shall mean and refer to Building B, the Building C Expansion Premises and the Building A Premises. LESSEE shall have all rights with respect to the Building A Parking Spaces that are provided to LESSEE under the Lease with respect to the Building B Parking Spaces (as defined therein).

3.

The Lease Term for Building A shall be for five (5) years, commencing on May 1, 2015 (“Building A Premises Commencement Date”). Provided however (a) if Substantial Completion occurs prior to May 1, 2015, LESSOR shall permit LESSEE to occupy the Building A Premises promptly after Substantial Completion, and upon such early occupancy for the conduct of LESSEE’s business, the Building A Premises Commencement Date shall be such date of LESSEE’s early occupancy (and the Lease Term for Building A shall be extended for an equal

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number of days so that it still expires on April 30, 2020, as set forth below), and (b) if for reasons other than LESSEE’S Delay, Substantial Completion has not occurred and a Certificate of Occupancy has not been issued and delivered to LESSEE at least five (5) days prior to May 1, 2015, the Building A Premises Commencement Date shall be extended to the date that is five (5) days after the Substantial Completion of the Tenant Improvements (as defined in the Building A Premises Work Letter (defined below) and issuance by the City of Austin of a Certificate of Occupancy for Building A and LESSEE is notified of same in writing. On the date that LESSOR believes that such conditions have been satisfied, LESSOR shall deliver to LESSEE (i) the General Contractor’s certification in writing that Substantial Completion has occurred, and (ii) a Certificate of Occupancy for Building A issued by the City of Austin. The Lease Term for Building A shall expire on April 30, 2020, which date is coterminous with the expiration of the Lease Term for Building B and the Building C Expansion Premises as set forth in the Lease.

4.	The parties agree LESSEE may terminate the Lease solely as relates to the Building C Expansion Premises by delivering LESSOR written notice of termination (“Building C Termination Notice”) thirty (30) days prior to the date LESSEE desires to terminate the Lease Term for the Building C Expansion Premises, which notice requirement amends the applicable provision in the First Amendment by changing the notice requirement from forty-five (45) days to thirty (30) days’ notice. If LESSEE delivers a Building C Termination Notice, then the Lease shall terminate solely as relates to the Building C Expansion Premises and LESSEE shall have no further obligation or liability to pay Rent for the Building C Expansion Premises on the later of (i) thirty (30) days after LESSEE delivers to LESSOR the Building C Termination Notice, or (ii) the date LESSEE fully vacates the Building C Expansion Premises and surrenders the Building C Expansion Premises to LESSOR in accordance with the terms of the Lease, including specifically, but without limitation, the second paragraph of Section 22 of the Original Lease.

5.	The monthly Rent for the Building A Premises shall begin on the Building A Premises Commencement Date and shall be in the following amounts:

Basic Rent:

sq. ft. x per sq. ft. per annum
( per sq. ft. monthly)	=	$

Additional Rent:

Allocable portion sq. ft.) of expenses in Section 5 of the original Lease (currently per sq. ft. monthly)	=	$
TOTAL	=	$

If the Building A Premises Commencement Date is a day other than the 1st of the month, then the first monthly payment of Rent for the Building A Premises shall be prorated accordingly.

6.	No Security Deposit is due in connection with the lease of the Building A Premises.

7.	LESSOR agrees to make improvements to the Building A Premises as described in the Building A Premises Work Letter attached hereto as Exhibit “1” (“Building A Premises Work Letter”).

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8.	LESSOR shall, at its sole cost and expense, cause a contractor, designated by LESSOR, to perform the following renovations or repairs to the exterior improvements to the Project: (i) sealcoat and restripe the parking lots surrounding Buildings A & B; (ii) repair the retaining wall in the parking lot between Buildings A & B; (iii) repaint the color trim work on Building B, and (iv) repair and install a six (6) foot high wrought iron fence and card-entry security entry gate compatible with LESSEE’s card reader system at the front entrance of the Project and replacing the pole-style security gate at the Building B entrance with a wrought iron gate. LESSOR agrees to cause its contractor to inspect all other chain-link fencing around the perimeter of the Project and repair as necessary.

9.	HVAC Repair. Immediately after the date hereof, LESSOR, at its sole cost and expense, will have a commercial inspection of the existing air conditioning and heating equipment serving Building A (“Building A HVAC Systems”) completed and will deliver the Building A HVAC Systems in good working condition. The LESSOR will provide a full warranty for repairs in excess of $250 per occurrence or replace the equipment at the LESSOR’s sole discretion throughout the entire Lease Term in a timely manner. Upon the complete replacement of an air conditioning and heating unit(s) by the LESSOR under this provision, LESSEE, at LESSEE’s expense shall be fully responsible for the maintenance, repair, and/or replacement of the aforementioned air conditioning and heating unit(s) in a commercially reasonable manner for the remainder of the Lease Term and any extensions thereof. All other HVAC maintenance provisions shall be followed as outlined in Section 15 and Addendum #6 of the original Lease Agreement.

10.	As provided in Section 10 of the Original Lease, LESSEE, at LESSEE’s sole cost and expense, shall have the exclusive right to place its name and corporate logo on up to two (2) sides of Building A, subject to LESSOR’s right to approve such building signage, which approval shall not be unreasonably withheld, conditioned, or delayed. In addition, as provided in Section 10 of the Original Lease, LESSEE shall have the right to increase its portion of the advertising space on the existing Business Park Monument Sign located adjacent to Highway 183 in proportion to the portion of the Project leased by LESSEE, which for purposes of this paragraph shall be not less than fifty percent (50%) of the contiguous advertising space on such sign. Notwithstanding the foregoing, LESSOR acknowledges that it has approved LESSEE’s signage set forth on Addendum #5 to the Original Lease.

11.	LESSOR also grants to LESSEE, during the Lease Term, the right to access the located in Building C on the Project (labeled as in Exhibit A of the Original Lease) for the purpose of , and to from time to time.

12.	LESSOR represents and warrants to LESSEE that to LESSOR’s current actual knowledge, without inquiry or investigation, the Building A Premises and the land associated therewith, including without limitation the Building A Parking Spaces, and the condition thereof, does not violate any applicable Environmental Laws. LESSOR further covenants and agrees that the Building A Premises and the land associated therewith, including without limitation the handicap parking spaces attributable to Building A, and building entrances of Building A, will not upon the Substantial Completion of the Tenant Improvements violate zoning or any other applicable laws (including the Americans with Disabilities Act, the Texas Accessibility Standards and any other accessibilities laws, Environmental Laws, and any other applicable laws pertaining to health and the environment) or restrictive covenants or encumbrances relating to the Business Park in any material respect, and that upon the Building A Premises Commencement Date, the Building A Premises and the use thereof contemplated by this Lease will comply with applicable laws and any such restrictive covenants or encumbrances in all material respects. For purposes of the

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preceding sentence, a violation will be considered “material” if it impairs the use of, access to or parking for the Building A Premises by LESSEE to any material extent, or would impair such use, access, or parking to a material extent if disclosed to governmental authorities or other parties or if the violation may cause LESSEE or any of LESSEE’s officers or employees to be subject to prosecution for civil or criminal liability.

13.	All terms, covenants and conditions of the Lease shall remain in full force and effect according to the terms therein unless otherwise modified or changed by this Second Amendment.

14.	This Second Amendment, together with the Lease, embodies the entire agreement of the parties hereto, and incorporates all previous correspondence or communications, whether oral or written. The Lease, as amended hereby, can only be further modified or varied by written instrument subscribed to by all the parties hereto.

(remainder of page intentionally left blank; signature pages to follow)

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Executed this 29th day of January, 2015.

LESSOR:		LESSEE:

1300 E. ANDERSON LANE, LTD.		ON-X TECHNOLOGIES, INC.
Texas Limited Partnership		a Delaware Corporation

BY:	JDB Real Properties, Inc. a Texas Corporation, its General Partner

By:	/s/ Scott Prideaux	By:	/s/ William McClellan
	Scott Prideaux		William McClellan
	Secretary/Treasurer		CFO, EVP of Finance

Signature Page to Second Amendment

Exhibit “1”

Building A Premises Work Letter

1. Building A Tenant Improvements. LESSOR shall, at its sole cost and expense (except as limited below), construct improvements to the Building A Premises substantially in accordance with the Scope of Work (defined below). The term ‘‘Tenant Improvements” refers only to the improvements to the Building A Premises shown on the Scope of Work and any other work necessary to deliver the Building A Premises in good working order and in compliance with all applicable laws (including the Americans with Disabilities Act, the Texas Accessibility Standards and any other accessibilities laws). LESSOR shall pay for the costs and expenses related to the design, permitting and construction of the Tenant Improvements. Any costs and expenses for Extra Work (hereinafter defined) shall be paid by LESSEE prior to LESSEE’s occupancy of the Building A Premises.

2. Scope of Work. LESSOR has completed a summary of the specifications/scope of the work for the Tenant Improvements (“Scope of Work”) which is attached as Exhibit “A”. LESSOR and LESSEE acknowledge and agree they have approved the Scope of Work. Notwithstanding the foregoing, the Scope of Work shall also include any work necessary to deliver the Building A Premises in good working order and in compliance with all applicable laws (including the Americans with Disabilities Act, the Texas Accessibility Standards and any other accessibilities laws).

3. Building Petmits. LESSOR shall be solely responsible for obtaining all building pennits required by applicable governmental authorities for the construction of the Tenant Improvements (“Building Permits”), and agrees to use commercially reasonable efforts to obtain same as expeditiously as possible. LESSOR shall supervise and manage construction and completion of the Tenant Improvements by a general contractor designated by LESSOR (the “General Contractor”) in accordance with the Scope of Work.

4. Punch List. “Punch List Items” as used herein shall mean any details of construction, decoration, mechanical and electrical adjustments or other matters, which, in the aggregate, are minor in character, the non-completion of which does not materially interfere with LESSEE’s use or enjoyment of the Building A Premises for the uses contemplated by LESSEE. Following LESSOR’s notice to LESSEE that the Tenant Improvements are Substantially Complete, LESSOR and LESSEE shall conduct a walk-though of the Building A Premises to confirm Substantial Completion and agree on Punch List Items and create a “Punch List”. LESSOR shall use reasonable efforts to complete all Punch List Items within thirty (30) days after the date the approved Punch List is delivered by LESSEE to LESSOR, but in any event shall complete such Punch List Items not later than sixty (60) days after Substantial Completion.

5. Extra Work. Except as set forth in the Lease, including this Exhibit “1”, LESSOR has no other agreement with LESSEE and has no other obligation to do any other work with respect to the Building A Premises. Any other work in the Building A Premises that may be permitted by LESSOR pursuant to the terms and conditions of this Lease shall be done at LESSEE’s sole cost and expense and subject to LESSOR’s reasonable approval. If, after the commencement of construction of the Tenant Improvements, LESSEE desires to make changes in the Scope of Work or desires extra work to be performed not contemplated by the Scope of Work (the “Extra Work”), LESSEE, at LESSEE’s sole cost and expense, shall submit to LESSOR all necessary drawings, plans and specifications (the “Extra Work Plans”) to construct the Extra Work. Notwithstanding the foregoing, “Extra Work” shall not include any additional work necessary to complete the Tenant Improvements arising as a result of unforeseen conditions, all of which shall be LESSOR’s responsibility. LESSOR shall have the right to reasonably approve the Extra Work Plans. Within five (5) business days of receipt of the Extra Work Plans,

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LESSOR shall deliver written notice of its approval of such Extra Work Plans or any specific objections thereto. Failure to timely respond shall be deemed an approval of such Extra Work Plans. Once approved (or deemed approved), LESSOR shall, within fifteen (15) days thereafter, submit to LESSEE written estimates of the cost of Extra Work and any delays to Substantial Completion of the Tenant Improvements resulting from Extra Work (any actual delays resulting from Extra Work shall constitute a LESSEE Delay as defined below). LESSOR’s estimate of the cost of the Extra Work shall include a charge of ten percent (10%) of the total expenses and costs otherwise chargeable for the Extra Work as LESSOR’s construction management fee. If LESSEE fails to approve LESSOR’s estimate within three (3) business days from the receipt thereof, then LESSOR’s estimate shall be deemed disapproved in all respects by LESSEE and LESSOR shall not be required to proceed with such Extra Work. If LESSEE timely accepts LESSOR’s estimate, LESSEE agrees to pay 50% of the cost of the Extra Work to LESSOR upon acceptance of LESSOR’s estimate, and the balance, not to exceed the total estimated amount approved by LESSEE, upon completion of the Extra Work and receipt of the actual cost of such Extra Work. All Extra Work shall be done at LESSEE’s sole cost and expense provided that LESSEE approves such Extra Work and the costs thereof in advance in writing. The Building A Premises Commencement Date shall not be delayed, nor any rent abated as a result of the construction or performance of any Extra Work or any delay in such construction or performance (except if caused by a LESSOR Delay).

6. Lessee’s Right of Entry Prior to Occupancy. LESSOR hereby consents to LESSEE having access to all or any part of the Building A Premises approximately two (2) weeks prior to the estimated date of Substantial Completion (the “Early Access Period”) for the limited purpose of preparing the Building A Premises for occupancy. Such preparations shall include without limitation the installation of computers (and peripherals), voice and data communication systems, wall and furniture systems, and other office equipment and furnishings, provided LESSEE has delivered to LESSOR evidence of all insurance required to be carried by LESSEE under this Lease. LESSOR and LESSEE agree to mutually and reasonably cooperate with each other during the Early Access Period. LESSEE acknowledges and agrees that during the Early Access Period, LESSOR may still be in process of completing the Tenant Improvements, including, without limitation, laying carpet. During the Early Access Period, LESSEE will use reasonable efforts to accommodate LESSOR’s completion of the Tenant Improvements. Likewise, LESSOR acknowledges and agrees that during the Early Access Period, LESSEE will be installing wiring, equipment and furniture and LESSOR will use reasonable efforts to accommodate LESSEE’s pre-occupancy installations during the Early Access Period. LESSOR acknowledges that LESSEE is not required to pay rent during the Early Access Period. During the Early Access Period, LESSEE and LESSEE’s agents may enter the Building A Premises, in mutual cooperation with LESSOR, in order that LESSEE may do such work as may be required by LESSEE to make the Building A Premises ready for LESSEE’s use and occupancy thereof. LESSEE’s early entry into the Building A Premises is conditioned upon LESSEE and LESSEE’s agents, contractors, workmen, mechanics, suppliers and invitees, working in harmony and not interfering with LESSOR, LESSOR’s agents and the General Contractor in completing the Tenant Improvements or other tenants and occupants of the Project. If at any time such entry shall cause or threaten to cause such disharmony or interference with the timely completion of the Tenant Improvements, LESSOR shall have the right to withdraw LESSOR’s consent to LESSEE’s early entiy of the Building A Premises upon twenty-four (24) hours written notice to LESSEE. LESSEE agrees that any such early entry into and occupation of the Building A Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of this Lease except as to the covenant to pay Rent, and further agrees LESSOR shall not be liable in any way for any injury, loss or damage that may occur to any of the LESSEE’s Improvements or LESSEE’s installations made in the Building A Premises or to properties placed therein prior to the Building A Premises Commencement Date, the same being at LESSEE’s sole risk. LESSEE hereby indemnifies, defends and holds harmless LESSOR and LESSOR’s Indemnified Parties against any and all claims, demands, losses, liabilities, costs and expenses (including reasonable attorneys’ fees) arising out of or

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related to LESSEE’s or LESSEE’s agents entry of the Building A Premises prior to Substantial Completion of the Tenant Improvements to install its equipment and furnishings preparatory to its occupancy of the Building A Premises, or on account of injury to any person whatsoever or damage to any property arising out of, in connection with or in any way relating to LESSEE’s entry of the Building A Premises prior to Substantial Completion of the Tenant Improvements, except to the extent cause by LESSOR’s or General Contractor’s negligence or willful misconduct.

7. Substantial Completion; Delays.

a. “Substantial Completion” of the Tenant Improvements shall mean the sufficient completion of Tenant Improvements in accordance with the approved Scope of Work to allow LESSEE to use the Building A Premises for the permitted uses and the issuance of (i) a certification from the General Contractor that the Tenant Improvements have been substantially completed in accordance with the Scope of Work, subject to Punch List Items that can be completed within thirty (30) days, and (ii) any certificate of occupancy required by applicable governmental authorities for the occupancy of the Building A Premises. If there is any dispute as to whether Substantial Completion of Tenant Improvements has occurred, upon the request of either party, the parties shall obtain a good faith decision by an unrelated third party architect mutually acceptable to the parties, which shall be final and binding on the parties.

b. “LESSEE Delay” means any one or more of the following occurrences which actually results in a delay in construction of the Tenant Improvements, and for which LESSOR delivered written notice to LESSEE within three (3) business days of the occurrence of such event of the delay caused by such occurrence:

(i)	LESSEE causes changes in the Tenant Improvements after commencement of construction of the Tenant Improvements resulting in Extra Work; or

(ii)	LESSEE shall have directly, or indirectly through any person, firm or corporation employed by LESSEE, interfered with or delayed the work of the General Contractor; or

(iii)	Any request by LESSEE that LESSOR delay the completion of any of LESSEE’s Improvements, and LESSOR does so delay completion; or

(iv)	Any breach or default by LESSEE in the performance of LESSEE’s obligations under this Lease which affect the completion of the Tenant Improvements; or

(v)	Any delay resulting from LESSEE’s entry of the Building A Premises prior to Substantial Completion as described in Paragraph 6 of this Exhibit “1” above.

c. “LESSOR Delay” means any breach or default by LESSOR in the performance of LESSOR’s obligations under this Lease which actually results in a delay in construction of the Tenant Improvements.

8. Acceptance of Tenant Improvements. Except for the completion of any Punch List Items, the taking of possession of the Building A Premises by LESSEE means that (i) LESSEE has conducted its own independent investigation of the Building A Premises and that the Building A Premises are suitable for the purpose for which the same are leased, and (ii) the Building A Premises and each and every part and appurtenance thereof are in good and satisfactory condition. Provided, however, that the foregoing shall not relieve LESSOR of any obligation to complete any portion of the Tenant Improvements that have not been completed.

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9. Security System. Prior to the Building A Premises Commencement Date, LESSOR agrees to install a security system for Building A (“Security System”). The Security System will be installed, at LESSOR’s sole cost and expense, prior to the Building A Premises Commencement Date. LESSOR shall determine the make, model, quality and type of the Security System to be installed (as well as the installer);                                                                                                                                                                 The Security System is not reflected in the Scope of Work but shall be considered part of the Tenant Improvements.

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Exhibit A

Scope of Work

This Scope of Work has been previously approved by             with On-X Life Technologies, Inc.

[see attached]

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Exhibit A

Scope of Work

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